CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Legg Mason Partners Municipal Funds – Legg Mason Partners Florida Municipals Fund (the “Registrant”), each certify to the best of his knowledge that:
     1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Municipal Funds –	Legg Mason Partners Municipal Funds –
Legg Mason Partners Florida Municipals	Legg Mason Partners Florida Municipals
Fund	Fund

/s/ R. Jay Gerken	/s/ Robert J. Brault

R. Jay Gerken	Robert J. Brault
Date: December 8, 2006	Date: December 8, 2006
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.